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                                                                EXHIBIT 23.3



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 9, 2000) pertaining to the Option Plan of Charter Communications, Inc. of our report dated January 28, 2000, with respect to the combined financial statements of Fanch Cable Systems Sold to Charter Communications, Inc. (comprised of components of TWFanch-one Co., components of TWFanch-two Co., Mark Twain Cablevision, North Texas Cablevision LTD., Post Cablevision of Texas L.P., Spring Green Communications L.P., Fanch Narragansett CSI L.P., Cable Systems Inc., ARH, and Tioga) included in the Annual Report (Form 10-K) of Charter Communications, Inc. for the year ended December 31, 1999.

We consent to the incorporation by reference in the Registration Statement (Form S-8 dated May 9, 2000) pertaining to the Option Plan of Charter Communications, Inc. of our report dated February 11, 2000, with respect to the consolidated financial statements of Charter Communications VI Operating Company, LLC included in the Annual Report (Form 10-K) of Charter Communications, Inc. for the year ended December 31, 1999.


/s/ ERNST & YOUNG LLP


Denver, Colorado
May 8, 2000